UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2016

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On August 31, 2016, Tangoe, Inc. (the “Company”) entered into a payment plan agreement and related payment schedules (collectively, the “Financing Agreements”) with Oracle Credit Corporation (“Oracle Credit”) to finance purchases and anticipated purchases of software and services by the Company from Oracle Corporation or one or more of its affiliates or resellers (collectively, “Oracle”).  Under the Financing Agreements, the Company received a loan of $7.3 million, which the Company agreed to repay in quarterly installments of $0.5 million from November 1, 2016 through and including May 1, 2017, and thereafter in quarterly installments of $0.8 million from August 1, 2017 through and including May 1, 2019.  In addition, under the Financing Agreements the Company is entitled to draw up to an additional $0.4 million to pay for consulting services that may be rendered by Oracle on or before October 1, 2017 (the “Consulting Services Facility”), and in exchange the Company has agreed to make additional quarterly payments to Oracle Credit of approximately $41,000 from November 1, 2016 through and including May 1, 2019.  In the event that the Consulting Services Facility has not been fully drawn by the Company by October 1, 2017, any remaining amounts will be applied as credits against the Company’s remaining payment obligations under the facility, beginning with the last payment due and applying against each preceding payment due until all remaining amounts have been fully credited.

Defaults under the Financing Agreements include the Company’s failure to pay amounts when due, the Company’s failure to perform its material obligations or breach of its representations under the Financing Agreements, termination of the Company’s rights to use the Oracle software and services financed under the Financing Agreements as a result of the Company’s material breach of the purchase agreements relating thereto and specified Company insolvency events.  Upon the occurrence of a default under the Financing Agreements that is not cured within 30 days, Oracle Credit may require immediate payment of all amounts due under the Financing Agreements (subject to present value discounting) and, upon 30 days written notice without cure, terminate the Company’s rights to use the financed Oracle software and services.  So long as the Company is not in default of its obligations under the Financing Agreements, it is permitted to prepay in full its obligations at a present value discount.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: September 7, 2016	By: :	/s/ Jay Zager
Jay Zager
Chief Financial Officer